Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-261757) on Form S-8 of our report dated June 26, 2023, with respect to the consolidated financial statements of GDEV Inc. (formerly Nexters Inc.).

/s/ KPMG Certified Auditors S.A.

Athens, Greece

June 26, 2023